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                                                                     EXHIBIT 5.1

                         [PERKINS COIE LLP LETTERHEAD]



                                January 2, 2001

Puget Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA  98004-5515

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel for Puget Energy, Inc. (the "Company") in connection with the Registration Statement on Form S-3, as amended (Registration
Statement No. 333-      ) (the "Registration Statement"), filed with the
Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), of the Company's shares of common stock, $0.01 par value per share (the "Shares"). The Shares are to be issued from time to time pursuant to the Company's Amended and Restated Stock Purchase and Dividend Reinvestment Plan (the "Plan"). The Plan replaces and assumes, by amendment and restatement, the Puget Sound Energy, Inc. Stock Purchase and Dividend Reinvestment Plan that was established on February 10, 1997. The Company assumed the Plan as of January 1, 2001, pursuant to the terms of a Plan of Exchange between Puget Sound Energy, Inc. and the Company. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto, and

     (b) the approval by the Board of Directors of the Company of the issuance and sale of the Shares in accordance with the terms of the Plan; and

     (c) the appropriate issuance and delivery of the Shares to the purchaser or purchasers thereof in accordance with the terms of the Plan and the consideration therefor has been received by the Company,

The Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any post-effective amendments. We also consent to the identification of our firm as special counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled, "Legal Opinion." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Perkins Coie LLP